                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                                  DVI, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                                   DVI, INC.
                                 2500 YORK ROAD
                          JAMISON, PENNSYLVANIA 18929
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 4, 2002
                            ------------------------

To the Stockholders of DVI, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders (the "Annual Meeting") of DVI, Inc. (the "Company") will be held at the Sutton Place Hotel, 21 East Bellevue Place, Chicago, Illinois 60611, on Wednesday, December 4, 2002, at 9:00 a.m., local time, for the following purposes:

        1. To elect six directors to constitute the Board of Directors, each to serve until the next annual meeting of stockholders;

        2. To ratify the appointment of Deloitte & Touche LLP as independent public accountants for the Company for the fiscal year ending June 30, 2003; and

        3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The close of business on October 15, 2002 has been fixed as the record date for the determination of stockholders entitled to receive notice of the Annual Meeting and to vote at such meeting or any adjournment thereof.

     Holders of a majority of the outstanding shares of the Company's common stock must be present either in person or by proxy in order for the meeting to be held and it is important that your stock be represented regardless of the number of shares you hold. Even if you expect to attend the meeting, please date, sign and mail promptly the enclosed proxy for which a return envelope is provided. If you attend the meeting and vote in person, the proxy will not be used.

                                          By Order of the Board of Directors

                                          /s/ Melvin C. Breaux
                                          MELVIN C. BREAUX
                                          Secretary

Dated: October 28, 2002

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED ADDRESSED ENVELOPE, EVEN IF YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, THE PROXY WILL NOT BE USED.

                                   DVI, INC.
                                 2500 YORK ROAD
                          JAMISON, PENNSYLVANIA 18929
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 4, 2002
                            ------------------------

     The Board of Directors of DVI, Inc., a Delaware corporation (the "Company"), is soliciting the enclosed proxy for use at the Company's Annual Meeting of Stockholders (the "Annual Meeting"), to be held on Wednesday, December 4, 2002, at 9:00 a.m., local time, at the Sutton Place Hotel, 21 East Bellevue Place, Chicago, Illinois 60611 and at any adjournment thereof. Whether or not you plan to attend the Annual Meeting, you are requested to date, sign and return the proxy to the Company as promptly as possible in the enclosed envelope. The shares of the Company's common stock, par value $.005 per share (the "Common Stock"), represented by proxies will be voted in accordance with the Board of Directors' recommendations unless the proxy indicates otherwise. Any stockholder giving a proxy may revoke it at any time prior to its use by filing with the Secretary of the Company at the address specified below a written revocation or a proxy bearing a later date, or by voting in person at the Annual Meeting.

     The close of business on October 15, 2002 has been fixed as the record date (the "Record Date") for the determination of the stockholders entitled to receive notice of and to vote at the Annual Meeting. At such date, the Company had outstanding 14,827,445 shares of Common Stock. Each holder of Common Stock on the Record Date will be entitled to one vote for each share registered in such stockholder's name on each of the matters to come before the Annual Meeting. A majority of the outstanding shares of Common Stock will constitute a quorum. A list of stockholders entitled to vote will be available for examination by interested stockholders at the corporate headquarters of the Company, office of the Secretary, 2500 York Road, Jamison, Pennsylvania 18929 during ordinary business hours from October 15, 2002 to the date of the Annual Meeting.

     If a stockholder furnishes a proxy but directs the proxy holder to abstain from voting some or all of the shares covered by the proxy on a proposal described in this Proxy Statement, that abstention will have the same effect as voting those shares against the proposal. If shares registered in the name of a broker or other "street name" nominee are voted only as to certain matters before the Annual Meeting and not as to others, because the beneficial owner has not provided voting instructions or the broker has failed to exercise discretionary voting power (commonly referred to as "broker non-votes"), that will have the same effect as voting those shares against the proposal as to which the broker does not vote. The Company expects that under the rules of the New York Stock Exchange, Inc., brokers who hold shares in street name for customers will have the authority to vote on all the proposals described in this Proxy Statement if they do not receive instructions from the beneficial owners of those shares. Shares that are the subject of abstentions and broker non-votes are required to be counted for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting.

     The approximate date on which this Proxy Statement and form of proxy is first being sent or given to the Company's stockholders is October 28, 2002.

     The Company's Annual Report to Stockholders for the fiscal year ended June 30, 2002 accompanies this Proxy Statement. The Annual Report shall not be deemed to be soliciting material or, except as set forth under the heading "Annual Report to Stockholders" in this Proxy Statement, incorporated in this Proxy Statement by reference. Brokerage houses, custodians, nominees and others may obtain additional copies of the Annual Report or this Proxy Statement by request to the Company.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Six Directors are to be elected at the Annual Meeting of Stockholders to serve one-year terms until the 2003 Annual Meeting of Stockholders and until their respective successors are elected and shall qualify. The persons named in the accompanying proxy intend to vote for the election of the nominees identified below unless authority to vote for one or more of such nominees is specifically withheld in the proxy. All of the nominees are currently Directors of the Company and were elected Directors at the 2001 Annual Meeting of Stockholders. The Board of Directors is informed that all the nominees are willing to serve as Directors, but if any of them should decline to serve or become unavailable for election as a Director at the meeting, an event which the Board of Directors does not anticipate, the persons named in the proxy will vote for such nominee or nominees as may be designated by the Board of Directors, unless the Board of Directors reduces the number of Directors accordingly.

     Directors shall be elected by a majority of the votes cast, in person or by proxy, at the Annual Meeting.

                             THE BOARD OF DIRECTORS

     The following table sets forth information concerning the Company's nominees for Director:

NAME:                                   AGE:                  POSITION:
-----                                   ----                  ---------
Gerald L. Cohn........................   73     Director since 1986
John E. McHugh........................   73     Director since 1990
Michael A. O'Hanlon...................   55     Chief Executive Officer since 1995 and
                                                Director since 1993
Nathan Shapiro........................   66     Director since 1995
William S. Goldberg...................   44     Director since 1995
Harry T.J. Roberts....................   68     Director since 1996

     Mr. Cohn has been a Director of the Company since 1986. He also is an employee of the Company; he is a member of and active participant in the Company's Credit Committee, which meets on average two times per week to discuss and evaluate credit applications that have been submitted and to make decisions regarding those applications. Mr. Cohn presently serves as a director of Niagara Steel Corporation and Diametrics Medical Corporation. He is the father of Cynthia J. Cohn, a Company vice president during the fiscal year and through her resignation from that title on July 22, 2002; she remains an executive vice president of DVI Business Credit Corp., a subsidiary of the Company.

     Mr. McHugh is a Director of the Company and has served in that capacity since 1990. Mr. McHugh was formerly the president of, and now serves in a marketing and public relations capacity with, James McHugh Construction Company, a firm he has been associated with since 1954.

     Mr. O'Hanlon is the Company's Chief Executive Officer since November 1995 and the Company's President since September 1994. Mr. O'Hanlon became a Director in November 1993. From the time Mr. O'Hanlon joined the Company in March 1993 until September 1994 he served as an executive vice president of the Company. Before joining the Company he served for nine years as President and Chief Executive Officer of Concord Leasing, Inc., a major source of medical, aircraft, ship and industrial equipment financing. Previously, Mr. O'Hanlon was a senior executive with Pitney Bowes Credit Corporation. During the fiscal year, Mr. O'Hanlon was a director of Westbury Metals, Inc., and he resigned from that board in August 2002.

     Mr. Shapiro is a Director of the Company and has served in that capacity since 1995. Mr. Shapiro is a founder and the President of SF Investments, Inc., a registered broker/dealer in business since 1972. Since 1979 he has been a director of Baldwin & Lyons, Inc., a publicly traded property and casualty insurance company. Mr. Shapiro is also the Chairman of the Investment Committee of Baldwin & Lyons, Inc. He is a trustee for Alleghany Funds, a family of mutual funds sponsored by Chicago Trust Company.

     Mr. Goldberg is a Director of the Company and has served in that capacity since 1995. From 1988 to June 2002, Mr. Goldberg was employed by GKH Partners, L.P., a private equity investment and venture capital partnership and was a managing director there. Mr. Goldberg currently is a principal of GTCR Golder Rauner, LLC, a private equity investment firm, and has been there since July 2002.

     Mr. Roberts has been a Director of the Company since 1996. In addition to his being a Director, Mr. Roberts also is an employee of the Company; as an employee, his primary responsibility is to seek out funding for the Company worldwide. His efforts require that he travel extensively seeking such funding. Mr. Roberts also serves without additional compensation on the boards of directors of certain of the Company's subsidiaries. In addition, he serves as adviser to the Company's Chief Executive Officer, as well as to other officers and employees of the Company, with respect to issues of bank relationships and funding. Mr. Roberts has held senior positions in international banking for the past thirty-five years. During the fiscal year he was a director of Westbury Metals, Inc. until his resignation from that board on September 20, 2002.

COMMITTEES OF THE BOARD OF DIRECTORS

     During the fiscal year ended June 30, 2002, the Company paid $2,500 to each director other than Mr. O'Hanlon for each meeting attended in person. Each Board member other than Mr. O'Hanlon also received a bonus of $15,000. During the fiscal year ended June 30, 2002, the Board of Directors met a total of four times.

     Each of the incumbent Directors other than Mr. Goldberg attended all meetings of the Board and committees of which he was a member held during the period he served on the Board or such committee; Mr. Goldberg was absent from two Board meetings.

     The Board of Directors has a standing Audit Committee and a Compensation Committee. The Board has no nominating committee.

     The Audit Committee consists of Messrs. Goldberg, McHugh and Shapiro and makes recommendations concerning the engagement of the Company's independent auditors, consults with the independent auditors concerning the audit plan and thereafter concerning the auditor's report and management letter. During the fiscal year ended June 30, 2002, the Audit Committee met twice.

     The Compensation Committee consists of Messrs. Cohn, Goldberg and Roberts and met one time as a separate committee during the fiscal year ended June 30, 2002 and also met in the normal course of each of the four Board of Directors' meetings. The Compensation Committee reviews the annual compensation rates of the officers and key employees of the Company, administers the Company's compensation plans and makes recommendations in connection with such plans.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

     As permitted by the Delaware General Corporation Law, the Company's Certificate of Incorporation limits the personal liability of a Director of the Company for monetary damages for breach of fiduciary duty of care as a Director. Liability is not eliminated for (i) any breach of the Director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends or stock purchases or redemptions pursuant to
Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the Director derived an improper personal benefit.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company's Directors, executive officers and any persons holding 10% or more of the Company's Common Stock are required to report their ownership of Common Stock and any changes in that ownership to the

Securities and Exchange Commission (the "SEC") on reports known as SEC Forms 3, 4 or 5, as applicable, and to furnish the Company with copies of such report. Specific due dates for these reports have been established and the Company is required to report in this report any failure to file on a timely basis by such persons. Based solely upon a review of copies of SEC Forms 3, 4 and 5 furnished to the Company during the fiscal year ended June 30, 2002, and upon answers to the Directors and Officers Questionnaire submitted to such persons, all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Messrs. Cohn, Goldberg and Roberts. No Directors other than those currently serving on the Board of Directors served as members of the Compensation Committee during the last completed fiscal year. No member of that Committee, other than Messrs. Cohn and Roberts, was an officer or employee of the Company or any of its subsidiaries during the year. None of the executive officers of the Company has served on the Board of Directors or on the compensation committee of any other entity any of whose officers served either on the Board of Directors or on the Compensation Committee of the Company.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years 2002, 2001 and 2000 of (i) the Company's Chief Executive Officer and (ii) the four most highly compensated executive officers who were serving as executive officers at the end of the 2002 fiscal year.

                                                                                 LONG-TERM
                                                                            COMPENSATION AWARDS
                                            ANNUAL COMPENSATION           -----------------------
                                     ----------------------------------   RESTRICTED   SECURITIES
                                                           OTHER ANNUAL     STOCK      UNDERLYING    ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR    SALARY     BONUS     COMPENSATION     AWARDS      OPTIONS     COMPENSATION
---------------------------   ----   --------   --------   ------------   ----------   ----------   ------------
Michael A. O'Hanlon.........  2002   $340,915   $600,000      N/A            N/A         N/A          $ 5,270(2)
President, Chief Executive    2001    322,500    500,000      N/A            N/A         N/A            5,265(3)
Officer and Director          2000    311,538    350,000      N/A            N/A        100,000         5,265(3)
Steven R. Garfinkel.........  2002   $261,369   $250,000      N/A            N/A         N/A          $ 5,270(2)
Executive Vice President and  2001    247,250    175,000      N/A            N/A         N/A            6,624(4)
Chief Financial Officer       2000    238,846    125,000      N/A            N/A        100,000         4,926(5)
Richard E. Miller...........  2002   $261,369   $300,000      N/A            N/A         N/A          $ 5,998(6)
Executive Vice President      2001    247,250    250,000      N/A            N/A         N/A            5,385(7)
                              2000    241,972    175,000      N/A            N/A        100,000         5,111(8)
Anthony J. Turek............  2002   $250,005   $225,000      N/A            N/A         N/A          $ 5,087(9)
Executive Vice President      2001    236,500    200,000      N/A            N/A         N/A            5,005(10)
                              2000    228,462    100,000    $109,370         N/A         75,000         4,927(11)
A. St. John Brown(1)........  2002   $320,127   $ 46,950      N/A            N/A         15,000       $19,820(12)
Executive Vice President      2001     52,825     20,000      N/A            N/A         25,000         1,641(13)

---------------
 (1) Mr. Brown became an employee of the Company on April 30, 2001.

 (2) Includes a $2,750 matching contribution made by the Company to the officer's Employee Savings Plan Account. The remainder represents life insurance premiums paid by the Company on behalf of the officer.

 (3) Includes a $2,625 matching contribution made by the Company to the officer's Employee Savings Plan Account. The remainder represents life insurance premiums paid by the Company on behalf of the officer.

 (4) Includes a $4,047 matching contribution made by the Company to the officer's Employee Savings Plan Account. The remainder represents life insurance premiums paid by the Company on behalf of the officer.

 (5) Includes a $2,497 matching contribution made by the Company to the officer's Employee Savings Plan Account. The remainder represents life insurance premiums paid by the Company on behalf of the officer.

 (6) Includes a $3,478 matching contribution made by the Company to the officer's Employee Savings Plan Account. The remainder represents life insurance premiums paid by the Company on behalf of the officer.

 (7) Includes a $2,798 matching contribution made by the Company to the officer's Employee Savings Plan Account. The remainder represents life insurance premiums paid by the Company on behalf of the officer.

 (8) Includes a $2,680 matching contribution made by the Company to the officer's Employee Savings Plan Account. The remainder represents life insurance premiums paid by the Company on behalf of the officer.

 (9) Includes a $2,601 matching contribution made by the Company to the officer's Employee Savings Plan Account. The remainder represents life insurance premiums paid by the Company on behalf of the officer.

(10) Includes a $2,505 matching contribution made by the Company to the officer's Employee Savings Plan Account. The remainder represents life insurance premiums paid by the Company on behalf of the officer.

(11) Includes a $2,601 matching contribution made by the Company to the officer's Employee Savings Plan Account. The remainder represents life insurance premiums paid by the Company on behalf of the officer.

(12) Includes a $19,270 matching contribution made by the Company to the officer's pension account. The remainder represents the approximate amount of life insurance premiums paid by the Company on behalf of the officer.

(13) Includes a $1,549 matching contribution made by the Company to the officer's pension account. The remainder represents the approximate amount of life insurance premiums paid by the Company on behalf of the officer.

                       OPTION GRANTS IN 2002 FISCAL YEAR

     During the fiscal year ended June 30, 2002, no options to purchase shares of Common Stock were granted to any of the executive officers listed in the Summary Compensation Table, with the exception of A. St. John Brown.

                                                                                   POTENTIAL REALIZABLE VALUE
                           NUMBER OF     PERCENT OF                                AT ASSUMED ANNUAL RATES OF
                           SECURITIES   TOTAL OPTIONS                               STOCK PRICE APPRECIATION
                           UNDERLYING    GRANTED TO     EXERCISE OR                      FOR OPTION TERM
                            OPTIONS     EMPLOYEES IN    BASE PRICE    EXPIRATION   ---------------------------
NAME                        GRANTED      FISCAL YEAR     ($/SHARE)       DATE       5% ($)            10% ($)
----                       ----------   -------------   -----------   ----------   ---------         ---------
Michael A. O'Hanlon......       -0-           0%             N/A            N/A         -0-               -0-
Steven R. Garfinkel......       -0-           0%             N/A            N/A         -0-               -0-
Richard E. Miller........       -0-           0%             N/A            N/A         -0-               -0-
Anthony J. Turek.........       -0-           0%             N/A            N/A         -0-               -0-
A. St. John Brown........    15,000          43%           16.92      10/1/2011     159,613           404,492

                    AGGREGATED OPTION EXERCISES IN THE LAST
               FISCAL YEAR END AND FISCAL-YEAR-END-OPTION-VALUES

     The following table sets forth further information about options held by the executive officers listed in the Summary Compensation Table.

                                                            NUMBER OF SHARES
                                                               UNDERLYING               VALUE OF UNEXERCISED
                                                         UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                            SHARES                         FISCAL YEAR-END (#)         FISCAL YEAR-END ($)(1)
                          ACQUIRED ON      VALUE       ---------------------------   ---------------------------
NAME                       EXERCISE     REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                      -----------   ------------   -----------   -------------   -----------   -------------
Michael A. O'Hanlon.....      -0-           N/A          386,666        33,334       $2,096,873      $ 78,752
Steven R. Garfinkel.....      -0-           N/A          256,666        33,334          967,748        78,752
Richard E. Miller.......      -0-           N/A          311,666        33,334        1,581,123        78,752
Anthony J. Turek........      -0-           N/A          245,000        25,000        1,041,375        59,063
A. St. John Brown.......      -0-           N/A            8,333        31,667           44,498       124,702

---------------
(1) Represents the difference between the closing price of the Company's Common Stock on June 28, 2002 (the last trading day of the fiscal year) and the exercise price of the options that were exercisable as of that date times the number of exercisable options.

EMPLOYMENT AGREEMENTS AND INCENTIVE COMPENSATION

     The Company has not entered into any employment contracts with any of its executive officers. The Company's long-term incentive compensation plan consists of the Company's 1986 Stock Option Plan and its 1996 Stock Option Plan described below. The Company provides short-term incentive compensation to most of its employees, including its officers and executive officers, through the award of quarterly and/or annual bonuses based upon certain performance criteria.

     1996 STOCK OPTION PLAN. The Board of Directors adopted the 1996 Stock Option Plan in 1997 and the stockholders of the Company adopted the 1996 Stock Option Plan at the 1997 Annual Meeting and ratified certain option grants previously made under the 1996 Stock Option Plan. The purpose of the 1996 Stock Option Plan is to authorize the grant of (i) non-qualified stock options and
(ii) incentive stock options (collectively, "Options") to eligible employees, consultants and directors of the Company or any of its subsidiaries.

     The 1996 Stock Option Plan is administered by the Compensation Committee of the Board of Directors and such committee has exclusive authority to authorize the granting of Options. The maximum total number of shares of Common Stock which may be made the subject of Options granted under the 1996 Stock Option Plan, as amended by an amendment approved by the Stockholders at the Annual Meeting of Stockholders held on October 29, 1999, is 2,700,000. As of the date hereof, Options representing 2,277,238 shares of Common Stock are outstanding under the 1996 Stock Option Plan. In addition, there are options representing 311,184 shares of Common Stock outstanding under the Company's 1986 Stock Option Plan. The 1986 Stock Option Plan has expired and no more options may be issued under that plan. Under the two Plans, the number of shares which may be issued on exercise of Options is subject to adjustment by reason of stock splits or other similar capital events.

     The Options will have exercise prices not less than 100% of the fair market value of the Common Stock at the date of grant. The holder of the Option is able to exercise the Option from time to time as specified in the particular Option. The expiration date of an Option is determined by the Compensation Committee but shall be no later than ten years from the date of grant. Options are not transferable under the 1986 Stock Option Plan or the 1996 Stock Option Plan other than by will or the laws of descent and distributions and (other than with respect to incentive stock options) as otherwise provided by the Compensation Committee.

     SEVERANCE AGREEMENTS. On November 20, 1995 the Company entered into a Severance Agreement (the "Higgins Severance Agreement") with David L. Higgins, the Company's former Chairman and Chief Executive Officer, pursuant to which Mr. Higgins agreed to continue to perform certain consulting and other services for the Company through December 1, 1997 (the "Initial Termination Date"). Pursuant to the

Higgins Severance Agreement the Company agreed (i) to pay Mr. Higgins an aggregate of $275,000 through the Initial Termination Date, in installments consistent with the Company's regular payroll schedule; (ii) to provide Mr. Higgins, at the Company's sole expense, with healthcare and life insurance benefits consistent with those provided to the Company's executive officers to the Initial Termination Date; and (iii) to reimburse Mr. Higgins for certain expenses incurred by him while performing services for the Company prior to the Initial Termination Date. By way of an amendment dated November 26, 1997, and subsequent amendments, the Company and Mr. Higgins had amended the Higgins Severance Agreement to provide for Mr. Higgins to receive $50,000 annually for providing certain consulting services to the Company through December 1, 2001. On November 27, 2001, the Agreement was amended again to extend it to December 1, 2003 and to increase the compensation to $100,000 to reflect increased services that Mr. Higgins is providing to the Company.

     CHANGE-OF-CONTROL AGREEMENTS. As of December 31, 1999, the Company entered into change-of-control agreements with each of Michael A. O'Hanlon, Steven R. Garfinkel, Richard E. Miller and Anthony J. Turek, four of the Company's executive officers. These agreements, which are identical in form, set forth the terms under which each of these executive officers would continue to receive their respective salaries, bonuses and employee benefits following a change-of-control of the Company resulting in the termination of their employment, or under certain circumstances, if they were to leave the Company as a result of the change-of-control. In the event the Company terminates one of these executive officers subsequent to or as a result of the change-of-control, this individual will continue receiving salary and bonuses as well as group medical and dental plan coverage for himself and his immediate family for a three-year period. The agreements guarantee each of these executive officers a retention bonus equivalent to one-half of the average of the last two bonuses paid to that individual if he continues to be employed by the Company for at least six months following the change-of-control. The agreements prohibit each of the executive officers named above from competing with the Company for a one-year period following the termination of their employment and from disclosing, other than in connection with their respective positions, any information about the Company relating to its products and materials, know-how, customers, business plans or other proprietary matters during or at any time subsequent to their employment by the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     This report of the Compensation Committee shall not be deemed incorporated by reference to any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     A publicly held corporation may not, subject to limited exceptions, deduct for federal income tax purposes certain compensation paid to certain executives in excess of $1,000,000 in any taxable year (the "Deduction Limitation"). It is not expected that compensation to executives of the Company will exceed the Deduction Limitation in the foreseeable future, and, therefore, the Company generally has not attempted to qualify any of its compensation plans, programs and arrangements for any of the exceptions to the Deduction Limitation.

OVERVIEW AND PHILOSOPHY

     Messrs. Cohn, Goldberg and Roberts, constituting the Compensation Committee (the "Committee"), are responsible for developing the Company's executive compensation policies. The Committee determines the compensation to be paid to the Chief Executive Officer and each of the other executives of the Company. The Committee is responsible for setting and administering the policies which govern annual compensation, the Stock Option Plans, and determination of bonuses for executives.

     There are three elements in the Company's executive compensation program:

     - Base salary compensation.

     - Short-term incentive compensation (bonuses).

     - Long-term incentive compensation (stock options).

     The Company's executive compensation programs are designed to support the Company's business goals of fostering profitable growth and increasing shareholder value. Specifically, the objectives of the program are as follows:

     - Attract and retain key executives important to the long-term success of the Company.

     - Provide incentives for performance with respect to the goals established for each executive by management.

     - Provide incentives for performance with respect to the Company's goals.

     - Align the executive's interests with those of the Company's stockholders through participation in stock-based plans.

     - Reward individuals for outstanding contributions to the Company's success.

     The executive compensation program provides an overall level of compensation opportunity that is competitive within the medical equipment finance industry. Actual compensation levels may be greater or less than average competitive levels in other companies based upon annual and long-term Company performance as well as individual performance.

                     EXECUTIVE OFFICER COMPENSATION PROGRAM

BASE SALARY AND SHORT-TERM INCENTIVE COMPENSATION

     The Company's general approach to base salary and short-term incentive compensation is to pay salaries which when combined with bonuses are competitive with the salaries and bonuses paid to executives of other companies in the medical equipment finance industry based upon the individual's experience and past and potential contribution to the Company. The base salary for the Company's executive officers for fiscal year 2002 reflects levels deemed by the Company to have been appropriate in view of the prior and expected contribution of the executives to the Company's development. Despite the recent downturn in the medical equipment finance industry, the Company believes that the market remains competitive for the highly talented people it needs to deliver the services its customers require. In light of the unavailability of equity-based compensation described below, the Committee has, therefore, determined to increase the base salary and short-term compensation it pays to its executive officers in order to retain the talent needed to meet its business challenges and to keep its employees engaged and motivated. The Company believes that a significant part of the overall compensation paid to executives should consist of bonuses paid annually or quarterly based on the ability of the executive to achieve specified Company, departmental and individual goals.

STOCK OPTION PLAN

     The Board of Directors and the Committee believe that stock ownership is a significant incentive in building stockholder wealth and aligning the interest of employees and stockholders. Stock options will only have value if the Company's stock price increases. In addition, the Company's stock options utilize vesting periods to encourage key employees to continue in the employ of the Company. The Stock Option Plan authorizes the Committee to award key employees stock options at exercise prices, vesting schedules and with terms established by the Committee. During the fiscal year ended June 30, 2002, the number and value of options available for issuance pursuant to the Stock Option Plan was insufficient to compensate the Company's key employees and management. Accordingly, in certain instances, the Committee determined to provide additional cash compensation in the form of increased base salary and bonuses to certain key employees and management.

CEO COMPENSATION

     During the fiscal year ended June 30, 2002, the compensation of Mr. O'Hanlon was determined by applying the same criteria discussed at the beginning of this report used to determine compensation and bonuses for all executive officers. Mr. O'Hanlon's compensation for the fiscal year ended June 30, 2002 is set forth in the Summary Compensation Table appearing on page 6.

                                          Compensation Committee
                                            Gerald L. Cohn
                                            William S. Goldberg
                                            Harry T.J. Roberts

October 24, 2002

PRICE PERFORMANCE GRAPH

     The Company's total stockholder return on Common Stock is set forth below in a line graph comparing it with the S&P 500 Index and a peer group index(1) (the "Peer Group Index"), each weighted by market capitalization measured at closing market prices on each June 30 for the years 1997 through 2002. The Peer Group Index consists of publicly traded speciality finance companies selected by the Company in good faith. The Peer Group Index consists of Finova Group, Inc.(2), Financial Federal Corporation, Medallion Financial Corporation, Microfinancial Incorporated, and Resource America, Inc. Cumulative total returns are calculated assuming that $100 was invested on June 30, 1997 in the common stock of the Company, and of each company in the Peer Group Index, and the S&P 500 Index with all dividends reinvested.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                      AMONG DVI, INC., THE S&P 500 INDEX,
                            AND THE PEER GROUP INDEX
[PERFORMANCE CHART]

                                                        DVI, INC.                    S&P 500                   PEER GROUP
                                                        ---------                    -------                   ----------
6/97                                                     100.00                      100.00                      100.00
6/98                                                     175.86                      130.16                      159.49
6/99                                                     118.10                      159.78                      136.64
6/00                                                     110.34                      171.37                       51.31
6/01                                                     121.38                      145.95                       43.40
6/02                                                     133.10                      119.70                       30.94

--------------------------------------------------------------------------------
                        1997      1998      1999      2000      2001      2002
--------------------------------------------------------------------------------
 DVI, Inc.             100.00    175.86    118.10    110.34    121.38    133.10
 S&P 500 Index         100.00    130.16    159.78    171.37    145.95    119.70
 Peer Group Index      100.00    159.49    136.64     51.31     43.40     30.94

                DATA PERIOD: JUNE 30, 1997 THROUGH JUNE 30, 2002

---------------

1 The Peer group Index in prior years has included Comdisco, Inc. Comdisco has been removed from the Peer Group Index this year since current share data is no longer available

2 In March 2001 Finova filed for Chapter 11 bankruptcy protection. It emerged from those bankruptcy proceedings on August 21, 2001 pursuant to a court-confirmed Plan of Reorganization.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth information regarding beneficial ownership of shares of Common Stock as of October 15, 2002 by each stockholder known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, each director, each of the officers named in the Summary Compensation Table and all directors and executive officers as a group. Persons named in the following table have sole voting and investment powers with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable and other information contained in the footnotes to the table. Information with respect to beneficial ownership is based upon the Company's Common Stock records, data supplied to the Company by its stockholders, and public filings with the SEC.

                                                AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER            BENEFICIAL OWNERSHIP                                  PERCENT OF CLASS
------------------------------------            --------------------                                  ----------------
Gerald L. Cohn***.............................         445,422(1)(2)(3)                                     2.98
Steven R. Garfinkel***........................         293,700(4)                                           1.94
William S. Goldberg***........................          50,000(3)                                              *
John E. McHugh***.............................          77,400(3)                                              *
Richard E. Miller***..........................         356,814(5)(6)                                        2.35
Michael A. O'Hanlon***........................         574,106(7)(8)                                        3.77
Harry T. J. Roberts***........................          55,000(3)                                              *
Nathan Shapiro***.............................          62,200(3)                                              *
Anthony J. Turek**............................         267,400(9)                                           1.77
A. St. John Brown*********....................          20,833(10)                                             *
Ronald Baron****..............................       3,095,560(11)                                         20.88
CIBC Trust Company (Bahamas) Limited*****.....       2,540,720(12)(13)                                     17.72
Walter F. Harrison, III and Lewis M.
  Eisenberg******.............................         959,379(14)                                          6.69
Dimensional Fund Advisors Inc.*******.........       1,210,200(15)                                          8.16
Wanger Asset Management L.P.********..........       1,120,000(16)                                          7.55
Rutabaga Capital Management**********.........         812,000(17)                                          5.48
CDC Group plc***********......................       1,250,000(18)                                          8.43
All directors & executive officers as a group
  (14 persons)................................       2,450,724(1)(2)(3)(4)(5)(6)                           14.31
                                                              (7)(8)(9)(10)(19)

---------------

*               Less than 1%

**             4041 MacArthur Boulevard, Suite 401, Newport Beach, California
               92660

***            2500 York Road, Jamison, Pennsylvania 18929

****           767 Fifth Avenue, New York, New York 10153

*****          P.O. Box N-3933, Nassau, Bahamas

******        126 East 56th Street, 25th Floor, New York, New York 10022

*******       1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401

********      227 West Monroe Street, Suite 3000, Chicago, Illinois 60606

*********     77 Cornhill, London EC3V 3QQ England

**********   64 Broad Street, 3rd Floor, Boston, MA 02109

***********  One Bessborough Gardens, London SW1V 25G England

        (1) Does not include (a) 56,500 shares of Common Stock held of record by Cynthia J. Cohn, who until July 2002 was a Vice President of the Company and one of Mr. Cohn's daughters, in her capacity as trustee of the Cynthia J. Cohn Revocable Trust and (b) 9,750 shares of Common

             Stock held of record by a trust established for the benefit of Clayton Schmidt, Mr. Cohn's grandchild, as to all of which Mr. Cohn disclaims any beneficial interest.

        (2) Includes 75,472 shares of Common Stock which are issuable upon conversion of $800,000 of the Company's 9 1/8% Convertible Subordinated Notes due 2004 held by Mr. Cohn.

        (3) Includes 50,000 shares of Common Stock which may be purchased on the exercise of stock options.

        (4) Includes 256,666 shares of Common Stock which may be purchased on the exercise of stock options.

        (5) Includes 356,814 shares of Common Stock which may be purchased on the exercise of stock options.

        (6) Includes 814 shares of Common Stock held through the Employee Savings Plan.

        (7) Includes 420,000 shares of Common Stock which may be purchased on the exercise of stock options.

        (8) Includes 2,306 shares of Common Stock held through the Employee Savings Plan.

        (9) Includes 250,000 shares of Common Stock which may be purchased on the exercise of stock options.

       (10) Includes 13,333 shares of Common Stock which may be purchased on the exercise of stock options.

       (11) According to a Schedule 13D/A filed with the Securities and Exchange Commission on September 9, 2002, Mr. Baron holds an aggregate of 3,095,560 shares of Common Stock directly or as a controlling person of certain investment entities. Mr. Baron disclaims beneficial ownership of shares held by his controlled entities to the extent such shares are held by controlled entities or the investment advisory clients of such entities.

       (12) Held by Canadian Imperial Bank of Commerce Trust Company (Bahamas) Limited ("CIBC"), as trustee of trusts for the benefit of the grandchildren of A.N. Pritzker, deceased. Does not include 56,339 shares of Common Stock owned by a partnership comprised of trusts for the benefit of members of the Pritzker Family. CIBC is not the trustee of such trusts. As used herein, the term "Pritzker Family" refers to the lineal descendants of Nicholas J. Pritzker, deceased.

       (13) Includes 716,981 shares of Common Stock which are issuable upon conversion of $7,600,000 of the Company's 9 1/8% Convertible Subordinated Notes due 2004, held by CIBC, as trustee for certain trusts.

       (14) According to a Form 13D filed with the Securities and Exchange Commission on May 24, 2001, Messrs. Harrison and Eisenberg hold an aggregate of 959,379 shares of Common Stock as controlling persons of Granite Capital International Group and its affiliated companies. Messrs. Harrison and Eisenberg each possess shared voting and investment power over the shares of Common Stock. Of those shares, 188,679 are issuable upon conversion of $2,000,000 of the Company's 9 1/8% Convertible Subordinated Notes due 2004 held by Granite Capital, L.P.

       (15) According to a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2002, Dimensional Fund Advisors Inc. ("Dimensional"), in its role as investment advisor or manager to several investment companies, trusts and accounts, possesses voting and investment power over the shares of Common Stock. Dimensional disclaims beneficial ownership of all such shares.

       (16) According to a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2002, Wanger Asset Management L.P. held an aggregate of 1,120,000 shares of Common Stock over which it possesses shared voting and investment power.

       (17) According to a Schedule 13G filed with the Securities and Exchange Commission on December 18, 2001, Rutabaga Capital Management possesses voting and investment power of the shares of Common Stock.

       (18) According to a Schedule 13G filed with the Securities and Exchange Commission on March 22, 2002, CDC Group plc possesses shared voting and investment power of the shares of Common Stock.

       (19) Includes 189,999 shares that may be purchased on the exercise of stock options, in addition to those shares that may be purchased on the exercise of options and upon conversion of certain notes set forth in footnotes (2), (3), (4), (5), (7), (9) and (10).

                              CERTAIN TRANSACTIONS

     EMPLOYMENT ARRANGEMENTS. Gerald L. Cohn and Harry T.J. Roberts, who are Directors of the Company, also are employees of the Company. During the Company's 2002 fiscal year Messrs. Cohn and Roberts were paid $110,000 and $120,000, respectively, as employees in addition to their compensation as Directors.

     FACILITIES LEASE. The Company's principal executive offices located in Jamison, Pennsylvania are leased from Mr. Walter S. Smerconish, who is the step-son of Gerald L. Cohn, one of the Directors of the Company. During the 2002 fiscal year the Company paid rent of approximately $1,004,560 to Mr. Smerconish.

     OFFICER LOANS. As of the date hereof, Michael A. O'Hanlon, the Company's President and Chief Executive Officer and a member of the Board of Directors of the Company, is indebted to the Company in the aggregate amount of $534,525. Of that amount, $394,000 was borrowed for Mr. O'Hanlon's personal use. In addition, during 1998 the Company loaned Mr. O'Hanlon and Richard E. Miller, an Executive Vice President of the Company, $200,000 and $150,000, respectively, in connection with purchases of Company Common Stock by these officers. Messrs. O'Hanlon and Miller's indebtedness to the Company set forth above reflects the accrual of interest for both and some payment of principal by Mr. O'Hanlon. All of the indebtedness bears interest of 6% per annum, payable quarterly, in the case of Mr. Miller, and annually in the case of Mr. O'Hanlon.

VOTE REQUIRED; BOARD RECOMMENDATION

     The Board of Directors unanimously recommends that you vote FOR the election of each nominee specified in this proposal. Proxies solicited by the Board of Directors will be voted for the nominees specified in this proposal unless authority to vote for one or more of such nominees is specifically withheld in the proxy. The affirmative vote of a majority of the shares of Common Stock present and voting in person or by proxy at the Annual Meeting is required for the election of each nominee specified in this proposal.

                                   PROPOSAL 2

                 PROPOSAL TO RATIFY APPOINTMENT OF ACCOUNTANTS

     The Company proposes to select Deloitte & Touche LLP as the Company's independent certified public accountants for the fiscal year ending June 30, 2003. Deloitte & Touche LLP has been the independent certified public accountants for the Company since May 1987. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and to make such statements as they may desire.

VOTE REQUIRED; BOARD RECOMMENDATION

     The Board of Directors unanimously recommends that you vote FOR the ratification of Deloitte & Touche LLP as the Company's independent certified public accountants. Proxies solicited by the Board of Directors will be voted for the proposal unless a vote against the proposal or an abstention is specifically indicated. The affirmative vote of a majority of the outstanding shares of Common Stock present and voting in person or by proxy at the Annual Meeting is required to ratify the appointment of Deloitte & Touche LLP as the Company's independent certified public accountants.

                         ANNUAL REPORT TO STOCKHOLDERS

     The Company's Annual Report to Stockholders for the fiscal year ended June 30, 2002 (the "Annual Report"), which accompanies this Proxy Statement, contains the consolidated financial statements of the Company. Such consolidated financial statements, including the notes thereto and management's discussion and analysis of financial condition and results of operations (collectively, the "Financial Statements"), are incorporated by reference herein and are considered a part of the Company's proxy soliciting material. Except for the Financial Statements, the Annual Report is not incorporated in this Proxy Statement and is not considered a part of the Company's proxy soliciting material.

                 STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     The Company has received no stockholder proposals to be voted on at this meeting. Appropriate stockholder proposals which are intended to be presented at the 2003 Annual Stockholders' Meeting must be received by the Company no later than June 30, 2003 to be considered for possible inclusion in the proxy materials, and must comply with the process described in Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

                                 OTHER MATTERS

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     This report of the Audit Committee shall not be deemed incorporated by reference to any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The Board of Directors adopted a written Audit Committee Charter on May 19, 2000, which defines the purpose and responsibilities of the Audit Committee; this Charter is attached to this Proxy Statement as Appendix A. In view of the adoption of the Sarbanes-Oxley Act of 2002 and changes being proposed by the New York Stock Exchange ("NYSE"), the Audit Committee intends promptly after the SEC issues regulations under the Act or approves the new NYSE regulations, to review the text of the Audit Committee Charter and, if deemed appropriate, to recommend changes to the charter to the Board of Directors. All members of the Audit Committee are independent as defined in Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards.

     The Audit Committee has reviewed and discussed with the Company's management and the Company's independent auditors the audited financial statements of the Company contained in the Company's fiscal 2002 Annual Report. The Audit Committee has also discussed with the Company's independent auditors the matters required to be discussed pursuant to SAS 61 (Codification of Statements on Auditing Standards, AU sec. 380). The Audit Committee has received the written disclosures and the letter from the Company's independent accountants required by Independence Standards Board Standard No. 1 (titled, "Independence Discussions with Audit Committees") and has discussed with the Company's independent auditors such independent auditors' independence.

     Based on the review and discussions described in the immediately preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements included in the Company's fiscal 2002 Annual Report be included in that report, which is incorporated by reference into the

Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2002, filed with the U.S. Securities and Exchange Commission.

                                          Audit Committee
                                            William S. Goldberg
                                            John E. McHugh
                                            Nathan Shapiro

     As part of its duties, the Audit Committee also considered whether the provision of services other than audit services during fiscal year 2002 by Deloitte & Touche LLP, the Company's independent public accountants, is compatible with maintaining the accountants' independence. See the Proposal to Ratify Appointment of Accountants on page 16.

     Fees for all services provided by Deloitte & Touche LLP for fiscal year 2002 are as follows:

AUDIT FEES

     Amounts billed by Deloitte & Touche LLP related to the 2002 annual financial statement audit and reviews of quarterly financial statements filed in the reports on Form 10-Q were approximately $715,600.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     No amounts were billed by Deloitte & Touche LLP in 2002 for financial information systems design and implementation services.

ALL OTHER FEES

     Amounts billed by Deloitte & Touche LLP for all other professional services in 2002 were approximately $682,734. A substantial amount of these fees relates to tax services, employee benefit plan audits, audits of certain foreign subsidiaries, and services in connection with registration statements.

EXPENSES

     All expenses in connection with the solicitation of proxies will be paid by the Company. The Company will pay brokers, nominees, fiduciaries or other custodians for their reasonable expenses in sending proxy materials to, and obtaining instructions from, persons for whom they hold stock of the Company. The Company expects to solicit proxies primarily by mail, but directors, officers and other employees of the Company may also solicit proxies in person or by telephone, facsimile, or telegraph.

     As of the date of this Proxy Statement, the management has no knowledge of any matters to be presented at the meeting other than those referred to above. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote such proxy in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ Melvin C. Breaux
                                          MELVIN C. BREAUX
                                          Secretary

OCTOBER 28, 2002

     STOCKHOLDERS MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S 2002 ANNUAL REPORT ON FORM 10-K BY SENDING A WRITTEN REQUEST TO INVESTOR RELATIONS, DVI, INC., 2500 YORK ROAD, JAMISON, PENNSYLVANIA 18929.

                            AUDIT COMMITTEE CHARTER

                                                                      APPENDIX A

                                   DVI, INC.

                            AUDIT COMMITTEE CHARTER

ORGANIZATION

     There shall be a committee of the DVI, Inc. Board of Directors known as the Audit Committee. This Charter governs the operations of the Audit Committee. The Charter will be reviewed and reassessed by the Committee and will be approved by the Board of Directors, at least annually. The Committee shall be appointed by the Board of Directors and will be composed of at least three directors each of whom are independent of the management and the Company. Members of the Committee will be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All Audit Committee members will be financially literate, and at least one member will have accounting or related financial management expertise.

STATEMENT OF POLICY

     The Audit Committee is to provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, investment community and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements and the legal compliance and ethics programs established by management and the Board. In so doing, the Audit Committee will endeavor to maintain free and open means of communication between the Committee, independent auditors and the financial management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter which it deems appropriate or is brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, consultants, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

     The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board, in order to ensure the quality and integrity of that process and the resultant financial statements and reports, and to report the results of its activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions, including the promulgation and approval of ethics policies for the Company, to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

     In carrying out these responsibilities, the Audit Committee is to:

      1. Annually review and recommend to the Board of Directors, subject to the shareholders' approval, the independent auditors to be selected to audit the financial statements of the Company.

      2. Have a clear understanding with the independent auditors that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the Company's shareholders. The Committee shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors to be proposed for shareholder approval in any proxy statement).

      3. Meet with the independent auditors and accounting, credit and financial management of the Company to review the scope of the proposed audit and quarterly reviews for the current year, the audit procedures to be utilized and the amount of the independent auditor's compensation; and, review such audit once it is concluded, including any comments or recommendations of the independent auditors.

      4. Review with the independent auditors and with the Company's financial and accounting personnel the independent auditors' Letter on Internal Control and the adequacy and effectiveness of the internal accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the Committee periodically should review company policy statements to determine their adherence to the code of conduct.

      5. Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related company compliance policies.

      6. Inquire of management and the independent auditors about the adequacy of the procedures to determine the Company's Allowance for Loss and significant risks or exposures and assess the steps management has taken, or should take, to minimize such risks to the Company.

      7. Review the quarterly financial statements with accounting and financial management of the Company and the independent auditors prior to the press release of results and the filing of the Form 10-Q to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the Audit Committee by the auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for purposes of this review.

      8. Review with management and the independent auditors the financial statements contained in the annual report to shareholders to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review with accounting and financial management and the independent auditors the results of their analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices. Also review with accounting, credit and financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, including those related to determining the adequacy of the Company's Allowance for Loss, and clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness, or conservatism of the organization's accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements. Also, the Committee will discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under Generally Accepted Auditing Standards.

      9. Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in such meetings are the independent auditors' evaluation of the Company's financial, accounting and auditing personnel, and the cooperation which the independent auditors received during the course of the audit.

     10. Review accounting and financial management personnel and succession planning within the Company.

     11. Report the results of the annual audit to the Board of Directors. If requested by the Board, invite the independent auditors to attend the full Board of Directors meeting to assist in reporting the results of the annual audit or to answer other Directors' questions (alternatively, the other Directors, particularly the other independent Directors, may be invited to attend the Audit Committee meeting or meetings during which the results of the annual audit are reviewed.)

     12. Ensure that the independent auditors submit on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the auditor and the Company. The Audit Committee is responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and for recommending that the Board of Directors take appropriate action in response to the independent auditors' report to satisfy itself of the independent auditors' independence.

     13. Review the report of the Audit Committee in the Company's proxy statement. The report must state that the Audit Committee (a) has reviewed and discussed the audited financial statements with management, (b) reviewed with the independent auditors the matters required to be discussed by SAS 61 and (c) received from the auditors disclosures regarding the auditor's independence required by this Charter and the Independence Standards Board No. 1. Also, the report should include a statement by the Audit Committee whether, based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.

     14. Submit the minutes of all meetings of the Audit Committee to, and/or otherwise report the matters discussed at each Committee meeting to, the Board of Directors.

     15. Review the Company's disclosure in the proxy statement for its annual meeting of shareholders that describes that the Committee has satisfied its responsibilities under this Charter for the year in question. In addition, include a copy of this Charter in the annual report to shareholders or the proxy statement at least triennially or the year after any significant amendment to this Charter.

                                                                           PROXY

                                   DVI, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 4, 2002

     The undersigned hereby constitutes and appoints Michael A. O'Hanlon and Melvin C. Breaux, or either of them, attorneys and proxies of the undersigned with full power of substitution to vote all shares of Common Stock of DVI, Inc. (the "Company") owned or held by the undersigned at the Annual Meeting of Stockholders of the Company to be held at Sutton Place Hotel, 21 East Bellevue Place, Chicago, Illinois 60611, on Wednesday, December 4, 2002, at 9:00 a.m. and at any adjournment thereof.

     The Board of Directors recommends a vote "FOR ALL NOMINEES" in Item 1 and "FOR" in Item 2.

ITEM 1.  TO ELECT DIRECTORS.

     [ ] For all nominees listed below (except as marked to the contrary below)

     [ ] WITHHOLD AUTHORITY to vote for all nominees

     INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

     G. Cohn, J. McHugh, M. O'Hanlon, N. Shapiro, W. Goldberg, H. Roberts

ITEM 2. TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2003.

    [ ] For                [ ] Against
    [ ] Abstain

ITEM 3. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
                 PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE
                              AND RETURN PROMPTLY.

     THE PROXY HOLDERS ARE DIRECTED TO VOTE AS SET FORTH ABOVE. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED AND DATED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED "FOR ALL NOMINEES" IN ITEM 1 AND "FOR" IN ITEM 2 AND IN ACCORDANCE WITH THE JUDGMENT OF SUCH PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. IF ANY OF THE NOMINEES FOR DIRECTOR IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE PROXY HOLDERS WILL VOTE FOR SUCH OTHER PERSON OR PERSONS AS THE BOARD OF DIRECTORS MAY RECOMMEND.

     The undersigned hereby acknowledges receipt of the Company's Annual Report to Stockholders and of the Notice of Annual Meeting of Stockholders and Proxy Statement relating to the Annual Meeting.

Dated:                                         , 2002
      ---------------------------------------------
      Signature(s):

     Please mark, date and sign as your name appears above and return in the enclosed envelope. When signing as an agent, attorney, or fiduciary, or for a corporation or partnership, indicate the capacity in which you are signing. Shares registered in joint names should be signed by each joint tenant or trustee.